                                                         EXHIBIT 10.2

                                  BARNES GROUP INC.
                                  -----------------
                               LONG TERM INCENTIVE PLAN
                               -----------------------


          SECTION l.   PURPOSE
          --------------------
               The Long Term Incentive Plan ("LTIP") is designed to provide incentive compensation to key executives of Barnes Group Inc. (the "Company") and its subsidiaries in a form which relates the financial reward to an increase in the value of the Company to its shareholders. The plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee").


          SECTION 2.  DEFINITIONS
          -----------------------
          2.1  Cost of Equity.  Cost of Equity equals Average Stockholder's
               --------------
               Equity, except for the cycles prior to the 1995-1997 cycle such equity shall be determined without regard for the effects of the Statements of Financial Accounting Standards No. 106 ("FAS 106") and No. 112 ("FAS 112"), and the one-
               time effect of the initial adoption of FAS 109 and the one-time FAS 109 adjustment in 1993 of $800,000 resulting from a change in the U.S. federal tax rate, multiplied by the sum of

               (i) a risk-free rate of return equal to the average of the interest rates for Treasury Bills of 90-day maturity on the first business day of each month, or such other standard as may be designated by the Committee; plus

              (ii) a risk adjustment factor computed by multiplying the general stock market risk premium over a risk-free

          Long Term Incentive Plan
          ------------------------


                    investment times the average Beta for the Company's stock for each calendar year as published by Value Line or some other source designated by the Committee.

               Average Stockholder's Equity shall be computed by adding stockholder's equity on December 31st of the prior year to stockholder's equity at the end of each month of the applicable year and dividing the result by 13.

          2.2  Economic Return.  Economic Return for any year equals Cash
               ---------------
               Flow From Operations less the Cost of Equity divided by the average number of common shares outstanding for the year.
               In computing Economic Return, the Committee may make adjust-ments for any extraordinary changes which occur during an Incentive Award Period.

          2.3  Cash Flow From Operations.  Cash Flow From Operations equals
               -------------------------
               net income, less any dividends on preferred stock, plus depreciation and amortization, losses (gains) on sale of plant, property and equipment, and other assets, and translation losses (gains) as appropriate in computing cash provided from operations. For cycles prior to the 1995-1997 cycle, cash flows will be determined without regard to FAS 106, and FAS 112, and the one-time effect of the initial adoption of FAS 109 in 1992 and the one-time FAS 109 adjustment in 1993 of $800,000 resulting from a change in the U.S. federal tax rate. In addition, cash flow from operations shall include the increase (decrease) in deferred

          Long Term Incentive Plan
          ------------------------


               income tax liabilities in all years through 1991 but be excluded from the calculation in 1992 and thereafter. For cycles beginning with the 1995-1997 cycle, which include 1992 in the base period, net income shall exclude the cumulative effect of the accounting changes for FAS 106, 109, and FAS 112.

          2.4  Performance Unit.  A Performance Unit is the form of award
               ----------------
               under the LTIP. Its value in any year is equal to the sum of the Economic Returns for the five preceding calendar years.


          SECTION 3.  ADMINISTRATION
          --------------------------
               The Committee shall designate participants, award a number of Performance Units to each participant, and perform all other actions necessary to the proper administration of the LTIP. The interpretation by the Committee of the LTIP and any awards made hereunder shall be binding upon the participants and the Company.


          SECTION 4.  PARTICIPANTS
          ------------------------
               Key senior executives of the Company and its subsidiaries whose activities can contribute significantly to the performance of the Company are eligible to participate in the LTIP; provided, however, that no member of the Committee may be a participant.

          Long Term Incentive Plan
          ------------------------



          SECTION 5.  GRANT OF INCENTIVE AWARDS
          -------------------------------------
          5.1 Prior to March 1 of each year, the Committee shall determine whether or not Performance Units will be granted in the current year. If they are to be granted, the Committee shall:
               (a) establish an Incentive Award Period which will commence on January 1 of the current year and terminate on January 1 of a year selected by the Committee; provided, however, that in no event shall it be less than 24 months; and
               (b) designate recipients of Performance Units and the number of Performance Units to be awarded to each participant.
          5.2 During an Incentive Award Period, new employees and employees who are promoted or transferred may be granted new or additional Performance Units.


          SECTION 6.  PAYMENT
          -------------------
          6.1 Incentive award payments shall be calculated by multiplying the number of Performance Units held by a participant times the increase, if any, in the value of the Performance Unit between the beginning and end of the Incentive Award Period.
          6.2 If a participant has not worked at the Company unit with respect to which his Performance Units were granted for the entire Incentive Award Period, the Committee may direct that

          Long Term Incentive Plan
          ------------------------



               payment under any such Performance Unit will be reduced by multiplying its value by a fraction, the numerator of which shall be the number of full calendar months of the Incentive Award Period during which the Participant worked at said Company unit, and the denominator of which shall be the number of full calendar months in the Incentive Award Period.

          6.3 Notwithstanding anything in the LTIP to the contrary, the amount of payment made to each participant shall be in the sole discretion of the Committee. The amount of all such payments shall be determined by the Committee within 90 days after the end of the Incentive Award Period.

          6.4 The Committee, in its sole discretion, shall determine whether all or any portion of any payment made with respect to the Performance Units held by each participant shall be deferred and credited to a participant's Incentive Deferred Compensation Account.

          6.5 As soon as practical after the amount of any award is deter-mined, it shall be paid in cash to the participant or all or part of it shall be credited to the participant's Incentive Deferred Compensation Account, all in accord with the procedures specified in paragraph 9.

          Long Term Incentive Plan
          ------------------------



          SECTION 7.  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH
          --------------------------------------------------------
               If a participant ceases to be an employee prior to the end of an Incentive Award Period other than by reason of death, disability, or retirement after attaining age 55, then the Performance Units granted to the participant shall terminate. If a participant ceases to be an employee because of death, disability, or retirement after attaining age 55, then payment under his Performance Units may be adjusted as set forth in paragraph 6.2.


          SECTION 8.  TRANSFERABILITY
          ---------------------------
               Performance Units and any amount standing to a person's credit in the Incentive Deferred Compensation Account may not be transferred or assigned by a participant except by will or by the laws of descent and distribution.


          SECTION 9.  INCENTIVE DEFERRED COMPENSATION ACCOUNT
          ---------------------------------------------------

          9.1 To the extent that the Committee decided to defer payment of any award made under the LTIP, the amount of such deferred award shall be credited to the Company's Incentive Deferred Compensation Account. The Company shall not be required to segregate or earmark assets with respect to such account and participants shall have no interest in any specific asset as a result of the creation of such account or of any award

          Long Term Incentive Plan
          ------------------------



               under the LTIP. All funds in such accounts shall be available for general corporate purposes.

          9.2 Interest will be credited quarterly on the unpaid amount standing to any participant's credit in the Incentive Deferred Compensation Account at the end of each quarter.
               On or as soon as practical after the first business day of January, the Company will pay to each participant who is less than 60 years old the interest credited to his account with respect to the prior year. No cash payment will be made to participants who are employed by the Company and who have attained age 60.

          9.3 The interest rate for purposes of computing interest under paragraph 9.2 shall be the rate of interest for prime commercial loans of 90-day maturities charged by Chemical Bank (or such other New York City bank as the Committee may select) on the first business day of each quarter.

          9.4 Payments from the amount standing to a participant's credit in the Incentive Deferred Compensation Account shall begin on the first day of the month following the month in which the participant ceases to be an employee of the Company. Payments shall be made in 120 monthly installments (as equal as possible); provided, however, that, except if otherwise decided by the Committee, the entire amount then standing to the participant's credit in the Incentive Deferred Compensation Account shall be paid in one lump sum to any

          Long Term Incentive Plan
          ------------------------


          person whose employment is terminated other than by death or by early or normal retirement under the applicable retirement plan. Notwithstanding anything in this section to the contrary, the Committee may in its discretion either:

               (i) without the consent of the participant, advance the time of payment of any unpaid portion of the award; or

              (ii) if the consent of the participant is obtained, further defer the time of payment of any unpaid portion of the award to a time not later than 15 years after the ter-mination of the participant's employment.

          9.5 No amendment or termination of the LTIP shall reduce or cancel any amount standing to a participant's credit in the Incentive Deferred Compensation Account, prior to the effective date of such amendment or termination.

          9.6 In the event of the death of a participant while there is still an amount standing to the participant's credit in the Incentive Deferred Compensation Account, the amount shall be paid to the beneficiary designated by the participant in installments; provided, however, that (a) if the beneficiary is the participant's estate, the funds shall be paid in a lump sum, and (b) notwithstanding anything in this section to the contrary, the Committee may advance the time of payment to a beneficiary of any unpaid funds credited to the Incentive Deferred Compensation Account. In the absence of a designated beneficiary, any amount standing to the

          Long Term Incentive Plan
          ------------------------




               participant's credit in the Incentive Deferred Compensation Account shall be paid in a lump sum to the participant's estate.


          SECTION 10.  AMENDMENT
          ----------------------
               The LTIP may be amended at any time by the Committee.



          Amended: 2/17/95
          ----------------

          HVL:B:\LTIP